UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 30, 2022, Stronghold Digital Mining, Inc. (the “Company”) entered into an exchange agreement with the holders (the “Holders”) of the Company’s Amended and Restated 10% Notes (the “Notes”), providing for the exchange of the Notes (the “Exchange Transaction”) for shares of the Company’s newly created Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). On February 20, 2023, the Exchange Transaction was consummated, and the Notes were deemed paid in full and terminated in exchange for the issuances of the shares of Series C Preferred Stock.

On February 20, 2023, in connection with the consummation of the Exchange Transaction, the Company entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) whereby it agreed to, among other things, (i) file within two business days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission covering all shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of the Series C Preferred Stock or upon exercise of the pre-funded warrants that may be issued in lieu of Common Stock upon conversion of the Series C Preferred Stock (the “Pre-Funded Warrants”), and (ii) to cause the Resale Registration Statement to become effective within the timeframes specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On February 20, 2023, in connection with the closing of the Exchange Transaction, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 23,102 shares of the Company’s authorized preferred stock as the Series C Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Certificate of Designations became effective upon filing on February 20, 2023.

Shares of Series C Preferred Stock have a stated value of $1,000, subject to any adjustment for stock splits, stock combinations, recapitalizations and similar transactions. Under the terms of the Certificate of Designation, shares of Series C Preferred Stock are immediately convertible upon issuance into shares of Common Stock at a conversion price of $0.40 per share, subject to certain adjustments (the “Conversion Price”), at the option of the holder.  On the date that is five years from the issuance of the Series C Preferred Stock, any shares of Series C Preferred Stock that are then outstanding will automatically convert at the Conversion Price into shares of Common Stock or, to the extent such conversion would cause a holder to beneficially own more than 9.99% of the Company’s issued and outstanding shares of Common Stock, into Pre-Funded Warrants with an exercise price of $0.01 per share at the same Conversion Price.

The Series C Preferred Stock ranks senior to the Common Stock and the Company’s Class V common stock, par value $0.0001 per share, with respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.  Holders of Series C Preferred Stock generally have no voting rights, except as required by the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation, and in certain other circumstances.  The Series C Preferred Stock is not entitled to receive dividends, does not have preemptive or subscription rights, and has no redemption or sinking fund provisions or rights.

The foregoing description of the Certificate of Designations is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the information contained in Item 3.03 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of the Series C Convertible Preferred Stock of Stronghold Digital Mining, Inc., filed with the Secretary of State of the State of Delaware and effective February 20, 2023
10.1
Registration Rights Agreement, dated as of February 20, 2023, by and among Stronghold Digital Mining, Inc., Adage Capital Partners, LP, Continental General Insurance Company and Parallaxes Capital Opportunity Fund IV, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: February 24, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman